UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 24, 2018

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24939	95-4703316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2018, East West Bancorp, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting. The proposals below are described in detail in the Company’s 2018 Proxy Statement. At the Annual Meeting, the Company’s stockholders (1) elected all eight of the directors nominated by the Board of Directors; (2) approved the advisory vote on executive compensation; and (3) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018.

1.	Stockholders elected the eight director nominees named in the 2018 Proxy Statement.

	Votes Cast For	Withheld	Votes Abstained	Broker Non-Votes
Molly Campbell	123,303,617	142,667	N/A	11,517,208
Iris S. Chan	123,326,999	119,285	N/A	11,517,208
Rudolph I. Estrada	121,921,070	1,525,214	N/A	11,517,208
Paul H. Irving	123,256,079	190,205	N/A	11,517,208
Herman Y. Li	121,044,238	2,402,046	N/A	11,517,208
Jack C. Liu	121,643,622	1,802,662	N/A	11,517,208
Dominic Ng	120,946,215	2,500,069	N/A	11,517,208
Lester M. Sussman	123,305,066	141,218	N/A	11,517,208

2.	In a non-binding advisory vote regarding executive compensation as disclosed in the 2018 Proxy Statement, the votes were as follows:

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
121,877,733	1,384,519	184,032	11,517,208

3.	Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
134,109,318	812,126	42,048	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST WEST BANCORP, INC.

Date: May 25, 2018	By: /s/ Douglas P. Krause
Douglas P. Krause, Esq. Executive Vice President and General Counsel

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